UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered

Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Verisk Announces Corporate Governance Enhancements

Enhancements follow round of shareholder engagements

Verisk Analytics, Inc. (the “Company” or “Verisk”) is voluntarily announcing recent actions its board of directors is taking to further enhance its corporate governance following the solicitation of shareholder input, including:

•   Declassification of Director Election Terms: As part of the Company’s 2022 proxy statement, the board intends to propose an amendment to the Company’s certificate of incorporation that would de-stagger its director elections. Further details will be provided in the Company’s 2022 proxy statement.

•   Separation of Chair and CEO Roles: The roles of board chair and CEO will be separated effective after the 2022 Annual Meeting of Shareholders.

•   Implementation of ROIC-Based Incentives for Named Executive Officers: The board has implemented a change to the compensation plan which includes its named executive officers (NEOs) as defined in the Company’s annual proxy statement. A portion of each officer’s long-term incentive compensation will also be tied to forward-looking Return on Invested Capital (ROIC) metrics alongside existing measures of organic constant currency revenue and EBITDA growth as well as a discretionary component related to individual NEO performance.

•   Board Oversight of Sustainability: Considering the increasing importance of board level oversight and management of environmental, social and governance (ESG) and sustainability matters, the board has added direct oversight for both the risks and opportunities that ESG and sustainability issues create for Verisk as part of its charter for its Nominating and Governance committee. The committee will be renamed Governance, Corporate Sustainability and Nominating to reflect its focus and expanded responsibilities.

•   Ongoing Board Refreshment: The board is continuing its ongoing director refreshment efforts to identify highly qualified and independent director candidates who would add relevant expertise and diverse perspectives to complement the existing mix of skills and experience represented on its board. Currently, Verisk’s board is composed of 11 directors, 10 of whom are independent, five of whom are diverse, four of whom have been appointed since 2016, and all of whom are actively engaged in overseeing the Company’s growth and success.

Verisk has always been actively engaged in shareholder outreach with a focus on issues of corporate governance. Verisk has incorporated direct shareholder feedback from its 2021 annual shareholder meeting and input from independent proxy advisory firms. In addition, Verisk held a series of one-on-one meetings that began in September 2021 led by independent members of the Company’s board of directors and Verisk’s executive team with shareholders that represented more than 30 percent of the Company’s outstanding shares. The governance enhancements announced today reflect the important shareholder input the Company received through these series of engagements. Each of these initiatives is expected to enhance transparency, accountability and alignment with Verisk’s shareholders as the Company continues its strategy to deliver long-term and sustainable growth and returns.

The date of Verisk’s 2022 Annual Meeting will be announced in due course in the coming weeks. The Company will file its 2022 proxy statement with the U.S. Securities and Exchange Commission in advance of that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 17, 2022	By:	/s/ Kathy Card Beckles
		Name:	Kathy Card Beckles
		Title:	Executive Vice President, General Counsel and Corporate Secretary